UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

May 3, 2013 (May 2, 2013)

Date of report (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	At the Annual Meeting of Stockholders of Hexcel Corporation (the “Company”) held on May 2, 2013, the Company’s stockholders approved the Hexcel Corporation 2013 Incentive Stock Plan (the “2013 ISP”). The Company’s named executive officers are eligible for participation in the 2013 ISP.

The 2013 ISP, which is included as Annex A to the Company’s Definitive Revised Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 18, 2013 (the “Proxy Statement”), is incorporated by reference herein. The summary of the principle features of the 2013 ISP, included under the heading “Proposal 3 – Approval of the Hexcel Corporation 2013 Incentive Stock Plan – Description of Principal Features of the New Plan” on pages 59 through 63 of the Proxy Statement, is also incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Company’s annual meeting of stockholders was held on May 2, 2013.

(b)	(i) The stockholders elected all of the Company’s nominees for director as follows:

Name of Director	Shares For	Shares Against	Broker Non-Votes
Joel S. Beckman	82,571,409	937,044	10,159,906
David E. Berges	77,876,364	5,341,899	10,159,906
Lynn Brubaker	82,978,834	540,331	10,159,906
Jeffrey C. Campbell	82,958,894	557,621	10,159,906
Sandra L. Derickson	79,033,996	4,485,483	10,159,906
W. Kim Foster	82,959,226	558,254	10,159,906
Thomas A. Gendron	82,585,674	933,041	10,159,906
Jeffrey A. Graves	82,123,730	1,394,150	10,159,906
David C. Hill	82,955,133	562,382	10,159,906
David L. Pugh	82,578,452	939,897	10,159,906

(ii) The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as follows:

For	Against	Abstain	Broker Non-Votes
76,543,439	6,720,761	289,906	10,159,906

(iii) The stockholders approved the 2013 ISP as follows:

For	Against	Abstain	Broker Non-Votes
70,130,516	11,905,913	1,517,677	10,159,906

(iv) The stockholders ratified the appointment of PricewaterhouseCoopers LLP as Hexcel’s independent registered public accounting firm for 2013 as follows:

For	Against	Abstain
88,420,530	5,091,388	202,094

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

May 3, 2013	/s/ Ira J. Krakower
Ira J. Krakower
Senior Vice President, General Counsel & Secretary

4